                                                                     EXHIBIT 3.1

                           ARTICLES OF ORGANIZATION
                                      OF
                             ELDORADO RESORTS LLC
                      a Nevada Limited-Liability Company


     The undersigned natural person hereinafter named as organizer and acting as such hereby forms a limited-liability company under Nevada Revised Statutes, Chapter 86, and adopts as the Articles of Organization of such limited-liability company the following:

                                   ARTICLE I
                       NAME OF LIMITED-LIABILITY COMPANY
                       ---------------------------------

     The name of the limited-liability company is "ELDORADO RESORTS LLC" (the "Company").

                                   ARTICLE II
                           LATEST DATE OF DISSOLUTION
                           --------------------------

     The latest date upon which the Company is to dissolve is December 31, 2030.

                                  ARTICLE III
                                 RESIDENT AGENT
                                 --------------

     The name and complete street address of the Company's resident agent are as follows:

                    SIERRA CORPORATE SERVICES
                    241 Ridge Street, 4th Floor
                    Reno, Nevada  89501

The mailing address of the Company's resident agent is not different from its street address set forth above.

                                   ARTICLE IV
                         RIGHT TO CONTINUE THE COMPANY
                         -----------------------------

     The Members shall have the right to continue the Company upon the death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or upon the occurrence of any other event that terminates the continued membership of a Member in the Company, provided that at least TWO (2) Members remain upon and after such event and that within NINETY (90) days after such event not less than a "majority in interest" of all of the remaining Members (as defined in Nevada Revised Statutes Section 86.065) agree in writing to continue the Company.
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                                   ARTICLE V
                                   ORGANIZER
                                   ---------

     The name and post office or street address, either residence or business, of the organizer executing these Articles of Organization are as follows:

               Name                      Address
               ----                      -------
               DONALD L. CARANO     345 North Virginia Street
                                    Reno, Nevada  89501

                                   ARTICLE VI
                                    PURPOSES
                                    --------

     The Company may engage in any lawful activity except insurance. The character and general nature of the business to be conducted by the Company is
(i) to operate, manage, and conduct gaming in a gaming casino on or within the premises known as the Eldorado Hotel & Casino located at 345 North Virginia Street, Reno, Nevada, (ii) to own, directly or indirectly, interests in the gaming casino known as the Silver Legacy Resort Casino located at 407 North Virginia Street, Reno, Nevada, and (iii) to engage in such other legal and lawful purposes permitted by law except insurance.

                                  ARTICLE VII
                              OPERATING AGREEMENT
                              -------------------

     The Members, by their unanimous vote or unanimous written consent, shall adopt an operating agreement for the Company (the "Operating Agreement"). The Operating Agreement shall be executed by each Member of the Company and shall set forth all provisions for the affairs of the Company and the conduct of the Company's business to the extent that such provisions are not inconsistent with law or these Articles of Organization. The Operating Agreement from time to time may be restated, amended or altered in accordance with its terms.

                                  ARTICLE VIII
                           MANAGEMENT OF THE COMPANY
                           -------------------------

     The management of the Company is reserved to and vested in a manager or managers (the "Managers") who shall be elected annually by the Members in the manner prescribed by the Operating Agreement. One or more Members may be elected to serve as Manager or Managers. The Managers shall hold the offices and have the responsibilities accorded to them by the Members as set forth in the Operating Agreement. The authorized number of Managers shall be set forth in the Operating Agreement, which from time to time may be increased or decreased as provided in the Operating Agreement. Only the Managers may act on behalf of the Company. No Member who is not also a Manager shall have the right to contract debts or incur liability on behalf or in the name of the Company. The name and post office box or street address, either residence or business, of each Manager who is to serve until the first annual meeting of the Members or until such Manager's successor is elected and qualified are as follows:

                              Raymond J. Poncia, Jr.
                              Hotel-Casino Management, Inc.
                              221 South Virginia Street
                              Reno, Nevada  89501

                              Donald L. Carano
                              Recreational Enterprises, Inc.
                              345 North Virginia Street
                              P.O. Box 3399
                              Reno, Nevada  89505

                              Gary L. Carano
                              Recreational Enterprises, Inc.
                              345 North Virginia Street
                              P.O. Box 3399
                              Reno, Nevada  89505

                                   ARTICLE IX
                               ADDITIONAL MEMBERS
                               ------------------

     Subject to all applicable law, additional Members may be admitted to the Company at such times and under such terms and conditions as provided in the Operating Agreement.

                                   ARTICLE X
                          GAMING REGULATORY PROVISIONS
                          ----------------------------

          1. Notwithstanding anything to the contrary expressed or implied in these Articles of Organization, the sale, assignment, transfer, pledge, or other disposition of any interest in the Company is ineffective unless approved in advance by the Nevada Gaming Commission (the "Commission"). If, at anytime, the Commission finds that a Member which owns any such interest is unsuitable to hold that interest, the Commission shall immediately notify the Company of that fact. The Company shall, within ten days from the date it receives the notice from the Commission, return to the unsuitable Member the amount of his capital account as reflected on the books of the Company. Beginning on the date when the Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the Company, it is unlawful for the unsuitable
Member: (a) to receive any share of the distribution of profits or cash or any other property of, or payments upon dissolution of, the Company, other than a return of capital as required above; (b) to exercise directly or through a trustee or nominee, any voting right conferred by such interest; (c) to participate in the management of the business and affairs of the Company; or (d) to receive any remuneration in any form from the Company for services rendered or otherwise.

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

          2. Any Member that is found unsuitable by the Commission shall return all evidence of any ownership in the Company to the Company, at which time the Company shall within ten days after the Company receives notice from the Commission, return to the Member in cash, the amount of his capital account as reflected on the books of the Company, and the unsuitable Member shall no longer have any direct or indirect interest in the Company.

                                   ARTICLE XI
               LIABILITIES OF MANAGERS, MEMBERS AND OTHER PERSONS
               --------------------------------------------------

     Unless otherwise provided in an agreement signed by the Manager, Member or other person that owns any interest in the Company to be charged, no Manager, Member or other person that owns any interest in the Company shall be individually liable under any judgment, decree or order of any court against the Company or in any other manner for a debt, obligation or liability of the Company. Except as otherwise provided by the immediately-following sentence hereof, the personal liability of the Managers hereby is eliminated to the fullest extent permitted or not prohibited by Nevada Revised Statutes, Chapter 86, as the same may be amended and supplemented. No Manager shall be liable to the Company or to the Members or to other persons that own any interest in the Company for acts or omissions of such Manager in connection with the business or affairs of the Company, including, without limitation, any breach of fiduciary duty of such Manager as a Manager, any mistake of judgment of such Manager and any business decision of such Manager (including any decision regarding the timing of any acquisition or disposition of any property of the Company), except for acts or omissions of such Manager that a final adjudication establishes involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action subject to such final adjudication.

                                  ARTICLE XII
                             AMENDMENT/DEFINITIONS
                             ---------------------

     The Company reserves the right to amend, alter, change or repeal any provision contained in these Articles of Organization in a manner now or hereafter prescribed by Nevada law. Unless otherwise defined herein, terms not otherwise defined herein shall have the meanings ascribed to them in Nevada Revised Statutes, Chapter 86.

     IN WITNESS WHEREOF, the undersigned organizer has hereunto set the undersigned's hand and executed these Articles of Organization on this 14th day of May, 1996.


                         /s/ Donald L. Carano
                         _________________________________
                         DONALD L. CARANO

STATE OF NEVADA          )
                         )  ss.
COUNTY OF WASHOE         )

     On this 14th day of May, 1996, personally appeared before the undersigned, a Notary Public, in and for the County of Washoe, State of Nevada, DONALD L. CARANO, known to me to be the person described in and who executed the foregoing instrument freely and voluntarily and for the uses and purposes mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the date set forth above.



                         [Signature Appears Here]
                         ___________________________________
                         NOTARY PUBLIC

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